Exhibit 10.7

WAIVER AND AMENDMENT NO. 7 TO
RECEIVABLES FINANCING AGREEMENT

This WAIVER AND AMENDMENT NO. 7 TO RECEIVABLES FINANCING AGREEMENT, dated as of November 8, 2022 (this “Amendment”), among TRAEGER SPE LLC, a Delaware limited liability company (the “Borrower”), TRAEGER PELLET GRILLS LLC, a Delaware limited liability company (in such capacity, the “Servicer”), as initial Servicer, the Persons identified as such on the signature pages hereto as Lenders and Group Agents and MUFG BANK, LTD. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of November 2, 2020 (as amended by that certain Amendment No. 1 to Receivables Financing Agreement dated as of June 29, 2021, that certain Amendment No. 2 to Receivables Financing Agreement dated February 18, 2022, that certain Amendment No. 3 to Receivables Financing Agreement dated July 20, 2022, that certain Amendment No. 4 to Receivables Financing Agreement dated August 19, 2022, that certain Amendment No. 5 to Receivables Financing Agreement dated September 21, 2022, and that certain Amendment No. 6 to Receivables Financing Agreement dated September 30, 2022 and as further amended, restated, supplemented, assigned or otherwise modified from time to time prior to the date hereof, the “Original Receivables Financing Agreement” and, as further modified by this Amendment, the “Amended Receivables Financing Agreement”);
WHEREAS, the Borrower has notified the Administrative Agent that the average Dilution Ratio for the three Fiscal Months preceding September 30, 2022 exceeded 18.00%, which resulted in an Event of Default under clause 9.01(f) of the Original Receivables Financing Agreement (the “Subject Event of Default”);
WHEREAS, the Borrower has requested that the Administrative Agent, the Lenders and the Group Agents (collectively, the “Waiving Parties”) waive the occurrence of the Subject Event of Default and any and all breaches of representations, covenants and reporting obligations under the Original Receivables Financing Agreement arising from the Subject Event of Default (the “Subject Waiver Events”), on the terms and subject to the conditions set forth herein; and
WHEREAS, the parties hereto seek to (a) waive the Subject Waiver Events and (b) modify the Original Receivables Financing Agreement pursuant to Section 13.01 thereof, in each case, upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:
A G R E E M E N T:
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Amended Receivables Financing Agreement.
2.Waiver; Limitations; Certain Agreements.

(a)On the terms and subject to the conditions set forth herein, the Waiving Parties hereby irrevocably waive the Subject Waiver Events.
(b)Notwithstanding anything to the contrary herein or in any Transaction Document, by executing this Waiver, none of the Waiving Parties is now waiving, nor has any Waiving Party agreed to waive in the future, any Event of Default or the breach of (or any rights and remedies related to the breach of) any provisions of the Agreement of any other Transaction Document other than the Subject Waiver Events, as strictly described herein. Each of the Waiving Parties hereby specifically reserves any and all rights, remedies and claims it has with respect to any other Event of Default or Unmatured Event of Default (other than the Subject Event of Default and any and all breaches of representations, covenants and reporting obligations under the Original Receivables Financing Agreement arising from the Subject Event of Default as strictly described here) that may occur at any time. Each Waiving Party expressly reserves any and all rights, claims and remedies that it has or may have against the Borrower, the Servicer or any other Person under the Agreement, any other Transaction Document or any applicable law or otherwise.
(c)Without limiting the generality of the foregoing and for the avoidance of doubt, none of the Waiving Parties is hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, the Borrower, the Servicer or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the Subject Waiver Events or otherwise
3.Amendments to the Original Receivables Financing Agreement. Effective as of the date hereof, the Original Receivables Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Receivables Financing Agreement attached hereto as Exhibit A.
4.Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the conditions precedent that the Administrative Agent shall have received (i) a counterpart of this Amendment duly executed by each of the other parties hereto, (ii) a pro forma Monthly Report duly executed by the Servicer in form and substance satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a nonrefundable fee in an amount equal to one-hundred forty-two thousand eight-hundred forty-five U.S. Dollars ($142,845), which fee shall be earned as of the date hereof and payable by wire transfer of immediately available funds on or prior to the date hereof.
5.Certain Representations and Warranties. Each of the Servicer and the Borrower represents and warrants to each Credit Party as of the date hereof, as follows:
(d)Representations and Warranties. After giving effect to this Amendment and the transactions contemplated hereby, all of its respective representations and warranties contained in the Amended Receivables Financing Agreement and each other Transaction Document to which it is a party are true and correct.
(e)Power and Authority; Due Authorization. That it has all necessary limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment and the transactions contemplated hereby and (ii) perform its obligations under this Amendment, the Amended Receivables Financing Agreement and each of the
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other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Amended Receivables Financing Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(f)Binding Obligations. This Amendment, the Amended Receivables Financing Agreement and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(g)No Event of Default, Unmatured Event of Default, or Purchase and Contribution Termination Event. After giving effect to this Amendment, (i) no Event of Default, Unmatured Event of Default or Purchase and Contribution Termination Event has occurred that is continuing, and (ii) no Event of Default, Unmatured Event of Default or Purchase and Contribution Termination Event would result from this Amendment or the transactions contemplated hereby.
6.Reference to and Effect on the Original Receivables Financing Agreement and the Other Transaction Documents.
(h)From and after the effectiveness of this Amendment, each reference in the Original Receivables Financing Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Original Receivables Financing Agreement, shall mean and be, a reference to the Amended Receivables Financing Agreement.
(i)The Original Receivables Financing Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.
(j)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Original Receivables Financing Agreement or any other Transaction Document.
7.Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.
8.GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
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9.Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Original Receivables Financing Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
10.Integration. This Amendment, the Amended Receivables Financing Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
11.Severability. Any provisions of this Amendment that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
14.Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.
15.Reaffirmation of Performance Guaranty.  By executing a counterpart to this Amendment, the Performance Guarantor hereby unconditionally reaffirms its obligations under the Performance Guaranty and acknowledges and agrees that such obligations continue in full force and effect (including, without limitation, with respect to the Guaranteed Obligations, as defined in the Performance Guaranty), and the Performance Guaranty is hereby ratified and confirmed.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRAEGER SPE LLC By:/s/ Dominic Blosil Name: Dominic Blosil Title: CFO

TRAEGER PELLET GRILLS LLC, as the Servicer By:/s/ Dominic Blosil Name: Dominic Blosil Title: CFO

TRAEGER PELLET GRILLS HOLDINGS LLC, as the Performance Guarantor By:/s/ Dominic Blosil Name: Dominic Blosil Title: CFO

MUFG BANK, LTD., as Administrative Agent By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director

MUFG BANK, LTD., as a Committed Lender By: /s/ Christopher Pohl Name: Christopher Pohl Title: Managing Director
GOTHAM FUNDING CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President
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EXHIBIT A TO WAIVER AND SEVENTH AMENDMENT

CONFORMED COPY

Conformed through:
First Amendment, dated as of June 29, 2021
Second Amendment, dated as of February 18, 2022
Third Amendment, dated as of July 20, 2022
Fourth Amendment, dated as of August 19, 2022
Fifth Amendment, dated as of September 21, 2022
Sixth Amendment, dated as of September 30, 2022
Seventh Waiver and Amendment, dated as of November 8, 2022
Exhibit A
RECEIVABLES FINANCING AGREEMENT

Dated as of November 2, 2020

by and among

TRAEGER SPE LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

MUFG BANK, LTD.,
as Administrative Agent,

and

TRAEGER PELLET GRILLS LLC,
as initial Servicer

Page

ARTICLE I    DEFINITIONS    1
SECTION 1.01.    Certain Defined Terms    1
SECTION 1.02.    Other Interpretative Matters    35
ARTICLE II    TERMS OF THE LOANS    36
SECTION 2.01.    Loan Facility    36
SECTION 2.02.    Making Loans; Repayment of Loans    36
SECTION 2.03.    Interest and Fees    38
SECTION 2.04.    Records of Loans    38
ARTICLE III    SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS    39
SECTION 3.01.    Settlement Procedures    39
SECTION 3.02.    Payments and Computations, Etc    42
ARTICLE IV    INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST    42
SECTION 4.01.    Increased Costs    42
SECTION 4.02.    Funding Losses    44
SECTION 4.03.    Taxes    44
SECTION 4.04.    Inability to Determine Adjusted LIBOR; Change in Legality    48
SECTION 4.05.    Security Interest    49
SECTION 4.06.    Successor Adjusted LIBOR    50
ARTICLE V    CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS    51
SECTION 5.01.    Conditions Precedent to Effectiveness and the Initial Credit Extension    51
SECTION 5.02.    Conditions Precedent to All Credit Extensions    51
SECTION 5.03.    Conditions Precedent to All Releases    52
ARTICLE VI    REPRESENTATIONS AND WARRANTIES    53
SECTION 6.01.    Representations and Warranties of the Borrower    53
SECTION 6.02.    Representations and Warranties of the Servicer    58
ARTICLE VII    COVENANTS    62
SECTION 7.01.    Covenants of the Borrower    62
SECTION 7.02.    Covenants of the Servicer    70
SECTION 7.03.    Separate Existence of the Borrower    76
ARTICLE VIII    ADMINISTRATION AND COLLECTION OF RECEIVABLES    80
SECTION 8.01.    Appointment of the Servicer    80

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(continued)

SECTION 8.02.    Duties of the Servicer    81
SECTION 8.03.    Collection Account    82
SECTION 8.04.    Enforcement Rights    82
SECTION 8.05.    Responsibilities of the Borrower    84
SECTION 8.06.    Servicing Fee    84
ARTICLE IX    EVENTS OF DEFAULT    85
SECTION 9.01.    Events of Default    85
ARTICLE X    THE ADMINISTRATIVE AGENT    88
SECTION 10.01.    Authorization and Action    88
SECTION 10.02.    Administrative Agent’s Reliance, Etc    88
SECTION 10.03.    Administrative Agent and Affiliates    89
SECTION 10.04.    Indemnification of Administrative Agent    89
SECTION 10.05.    Delegation of Duties    89
SECTION 10.06.    Action or Inaction by Administrative Agent    89
SECTION 10.07.    Notice of Events of Default; Action by Administrative Agent    90
SECTION 10.08.    Non-Reliance on Administrative Agent and Other Parties    90
SECTION 10.09.    Successor Administrative Agent    90
SECTION 10.10.    Erroneous Payments    91
ARTICLE XI    THE GROUP AGENTS    93
SECTION 11.01.    Authorization and Action    93
SECTION 11.02.    Group Agent’s Reliance, Etc    94
SECTION 11.03.    Group Agent and Affiliates    94
SECTION 11.04.    Indemnification of Group Agents    94
SECTION 11.05.    Delegation of Duties    95
SECTION 11.06.    Notice of Events of Default    95
SECTION 11.07.    Non-Reliance on Group Agent and Other Parties    95
SECTION 11.08.    Successor Group Agent    95
SECTION 11.09.    Reliance on Group Agent    96
ARTICLE XII    INDEMNIFICATION    96
SECTION 12.01.    Indemnification by the Borrower    96
SECTION 12.02.    Indemnification by the Servicer    99
ARTICLE XIII    MISCELLANEOUS    101
SECTION 13.01.    Amendments, Etc    101

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(continued)

SECTION 13.02.    Notices, Etc    102
SECTION 13.03.    Assignability    102
SECTION 13.04.    Costs and Expenses    105
SECTION 13.05.    No Proceedings; Limitation on Payments    105
SECTION 13.06.    Confidentiality    106
SECTION 13.07.    GOVERNING LAW    108
SECTION 13.08.    Execution in Counterparts    108
SECTION 13.09.    Integration; Binding Effect; Survival of Termination    108
SECTION 13.10.    CONSENT TO JURISDICTION    109
SECTION 13.11.    WAIVER OF JURY TRIAL    109
SECTION 13.12.    Ratable Payments    109
SECTION 13.13.    Limitation of Liability    109
SECTION 13.14.    Intent of the Parties    110
SECTION 13.15.    USA Patriot Act    110
SECTION 13.16.    Right of Setoff    111
SECTION 13.17.    Severability    111
SECTION 13.18.    Mutual Negotiations    111
SECTION 13.19.    Captions and Cross References    111

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(continued)

EXHIBITS

EXHIBIT A        –    Form of Loan Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Acceptance Agreement
EXHIBIT D        –    [Reserved]
EXHIBIT E        –    Credit and Collection Policy
EXHIBIT F        –    Form of Monthly Report
EXHIBIT G        –    Form of Compliance Certificate
EXHIBIT H        –    Closing Memorandum
EXHIBIT I        –    Form of Daily Report
EXHIBIT J        –    Form of Weekly Report

SCHEDULES

SCHEDULE I        –    Commitments
SCHEDULE II    –    Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III    –    Notice Addresses

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 2, 2020 by and among the following parties:
(i)    TRAEGER SPE LLC, a Delaware limited liability company, as Borrower (“Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and Group Agents;
(iii)    MUFG BANK, LTD. (“MUFG”), as Administrative Agent on behalf of the Credit Parties (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”); and
(iv)    TRAEGER PELLET GRILLS LLC, a Delaware limited liability company, in its individual capacity (“Traeger”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Contribution Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.

DEFINITIONS
(a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Adjusted Dilution Ratio” means, as of any day, the average of the Dilution Ratios for the preceding twelve Fiscal Months.
“Adjusted LIBOR” means for any Interest Period (a) with respect to any Group, the interest rate per annum for a period of time comparable to such Interest Period equal to the ICE Benchmark Administration Limited (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars on the second Business Day preceding the first day of such Interest Period or (b) if a rate cannot be determined under the foregoing clause, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Interest Period in a principal amount substantially equal to the principal amount of the applicable Portion of Capital to be funded at Adjusted LIBOR during such Interest Period are offered to the principal London office of the applicable Group Agent (or its related Committed Lender) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Interest Period; provided, however, that if Adjusted LIBOR, determined as provided above, would be less than zero, Adjusted LIBOR shall for all purposes of this Agreement be zero.
“Adjusted Net Receivable Pool Balance” means, at any time of determination, the amount equal to (a) the Net Receivable Pool Balance, minus (b) the Contractual Dilution Accrual.
“Administrative Agent” means MUFG, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X or Section 13.03(g).
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge (including possessory or non-possessory pledge), lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any thereof in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 13.06(c).
“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, (i) control of a Person shall mean the power to directly or indirectly cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise and (ii) for any Traeger Party, Affiliate shall not include any portfolio company of Sponsor (as defined in the First Lien Credit Agreement as in effect on the date hereof) that is not the Performance Guarantor, any of its subsidiaries or any direct or indirect parent of the Performance Guarantor.
“Affiliate Receivable” means any Pool Receivable the Obligor of which (a) is an Affiliate of any Traeger Party; (b) is a Person 10% or more of the Capital Stock of which is controlled, directly or indirectly, by any Traeger Party or any Affiliate of any Traeger Party; or (c) is a Person which, together with any Affiliates of such Person, controls, directly or indirectly, 10% of the Capital Stock of any Traeger Party.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Traeger Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign

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Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Money Laundering Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Date” means the earliest of (i) the occurrence of an Event of Default, (ii) the occurrence of a Liquidity Shortfall, (iii) the date so designated in writing to the Servicer by the Administrative Agent (which date shall not be earlier than the second Business Day following the delivery of such notice) and (iv) the 60th day after the Closing Date.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Lender, on any date, a fluctuating rate of interest per annum equal to the highest of:
(a)    the applicable Prime Rate for such date;
(b)    the Federal Funds Rate for such date, plus 0.50%; and
(c)    Adjusted LIBOR, plus 0.50%.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Adjusted LIBOR, for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would

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be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of Adjusted LIBOR, with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR, with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR, with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Adjusted LIBOR:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the London Interbank Offered Rate for interbank deposits in Dollars (“USD LIBOR”) permanently or indefinitely ceases to provide USD LIBOR; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Adjusted LIBOR:
(1)     a public statement or publication of information by or on behalf of the administrator of USD LIBOR, announcing that such administrator has ceased or will cease to provide USD LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR;
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for USD LIBOR, a resolution authority with jurisdiction over the administrator for USD LIBOR, or a court or an entity with similar insolvency or resolution authority over the administrator for USD LIBOR, which states that the administrator of USD LIBOR has ceased or will cease to provide USD LIBOR permanently or indefinitely, provided

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that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR; or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR announcing that USD LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Group Agents, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Group Agents) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted LIBOR, and solely to the extent that Adjusted LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Adjusted LIBOR for all purposes hereunder in accordance with Section 4.06 and (y) ending at the time that a Benchmark Replacement has replaced Adjusted LIBOR, for all purposes hereunder pursuant to Section 4.06.
“Beneficial Owner” shall have the meaning defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 12.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 12.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any insolvency proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the aggregate Unpaid Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the

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Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Borrowing Base” means, at any time of determination, the amount equal to (a) the Adjusted Net Receivable Pool Balance at such time, minus (b) the Required Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.
“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate or Adjusted LIBOR and a reduction of Capital is made for any reason on any day other than a Settlement Date or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period (or, in the case of clause (i) above, until the maturity of the underlying Note) on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York and (b) if this definition of “Business Day” is utilized in connection with Adjusted LIBOR, dealings are carried out in the London interbank market.
“Capital” means, with respect to any Lender, without duplication, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing or repaying such Capital pursuant to Section 3.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Change in Control” means the occurrence of any of the following:

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(a)    Traeger ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Borrower free and clear of all Adverse Claims;
(b)    (i) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Servicer or any Originator;
(c)    any Subordinated Note shall at any time cease to be owned by an Originator; or
(d)    with respect to Parent:
(i) a “Change of Control” under the First Lien Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendment, modification or termination thereof; or
(ii) a “change of control” (or similar term) under any Debt of TGP Holdings III LLC or Traeger and its Restricted Subsidiaries (as such term and any terms used therein are defined in the First Lien Credit Agreement) having an aggregate principal amount of more than the Threshold Amount.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means November 2, 2020.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 4.05(a).
“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Control Agreement for the purpose of receiving Collections.

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“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collection Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Traeger Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend hereunder on account of all Loans as set forth on Schedule I or in the Assignment and Acceptance Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 13.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means MUFG and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.
“Commonly Controlled Entity” with respect to any Traeger Party, any corporation, trade or business which together with the Traeger Party is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c) or (m) of the Code or Section 4001(b) of ERISA.
“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Specified Concentration Percentage, times (ii) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at the time of determination.
“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.
“Contract” means, with respect to any Receivable, a contract (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable. A “related” Contract with respect to a Receivable means a Contract under which such Receivable arises or which is relevant to the collection or enforcement of such Receivable.
“Contractual Dilution” means the aggregate amount of Deemed Collections arising out of chargebacks, volume rebates, terms discounts, sales incentives, service fees or other similar

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arrangements which are customary for Traeger and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof.
“Contractual Dilution Accrual” means the aggregate amount of Contractual Dilution that is expected by the Servicer to be incurred with respect to the then-outstanding Pool Receivables and such expected Contractual Dilution is reflected as an accrued liability on the books and records of Traeger, as determined in consultation with the external accountants of Traeger and in accordance with the customary procedures established by Traeger and such accountants.
“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity).
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.
“Credit Extension” means the making of any Loan.
“Credit Party” means each Lender, the Administrative Agent and each Group Agent.
“Cut-Off Date” means the last day of each Fiscal Month.
“Daily Report” means a report, in substantially the form of Exhibit I.
“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the average of the aggregate Unpaid Balance of the Pool Receivables as of the Cut-Off Date of the three most recently ended Fiscal Months, by (ii) the aggregate initial Unpaid Balance of all Pool Receivables which were originated during the three most recently ended Fiscal Months.
“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i)

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borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) obligations to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) expenses accrued in the ordinary course of business), (iv) reimbursement obligations (contingent or otherwise) under any letters of credit issued or created by or for the account of such Person, (v) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (vi) all net obligations of such Person in respect of interest rate or currency hedges, (vii) all obligations of such Person in respect of Disqualified Equity Interests (as such term is defined in the First Lien Credit Agreement) or (viii) any Guaranty of any such Debt.
“Deemed Collections” has the meaning set forth in Section 3.01(d).
“Defaulted Receivable” means a Pool Receivable, without duplication:
(a)    as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such Pool Receivable;
(b)    as to which the Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing; or
(c)    which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Delinquency Ratio” means, for any Fiscal Month, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that constitute Delinquent Receivables as of the Cut-Off Date for such Fiscal Month, and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables as of the Cut-Off Date for such Fiscal Month; provided, however that, with respect to the Monthly Report delivered in connection with the January 2022 Fiscal Month, no Subject Receivable shall be used in the calculation of the “Delinquency Ratio”.
“Delinquent Receivable” means a Pool Receivable as to which any payment, or part thereof, remains unpaid for more than 61 days from the original due date for such Pool Receivable.
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is equal to the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the most recently ended Fiscal Month, and (b) the denominator of which is the Eligible Receivable Pool Balance as of such Cut-Off Date.
“Dilution Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Deemed Collections (excluding Contractual Dilution) in respect of Pool Receivables which occurred during the most recently ended Fiscal Month and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables which were originated by the Originators during the Fiscal Month one (1) month prior to the Fiscal Month ending on such Cut-Off Date.

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“Dilution Reserve Floor Percentage” means, with respect to any date of determination, an amount equal to:
ADR x DHR
        where:
        ADR    =    the Adjusted Dilution Ratio on such day, and
        DHR    =     the Dilution Horizon Ratio on such day.
“Dilution Volatility Ratio” means, with respect to any date of determination, the product of (a) the positive difference between (i) the highest Dilution Ratio for any Fiscal Month observed over the preceding twelve Fiscal Months (the “Dilution Spike”), minus (ii) the Adjusted Dilution Ratio, times (b) the quotient of (i) the Dilution Spike, divided by (ii) the Adjusted Dilution Ratio.
“Discretionary Advance” means an unsecured discretionary advance made to any Conduit Lender to repay maturing Notes.
“Dynamic Dilution Reserve Percentage” means, with respect to any date of determination, an amount equal to:
DHR x {(SF x ADR) + DVC}
        where:
        ADR    =    the Adjusted Dilution Ratio on such day,
        DHR    =     the Dilution Horizon Ratio on such day,
        DVC    =     Dilution Volatility Ratio on such day, and
        SF    =    the Stress Factor on such day.
“Dynamic Loss Reserve Percentage” means, on any day:
SF x LR x LHR
where:
SF    =    Stress Factor on such day,
LR    =    the highest three-month average Loss Ratio over the past
12 months,
LHR    =    Loss Horizon Ratio on such day.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Group Agents to the Administrative Agent (with a copy to the Borrower) that the Majority Group Agents have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.06, are being

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executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Adjusted LIBOR, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Majority Group Agents to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Group Agents of written notice of such election to the Administrative Agent.
“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution.
“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require the Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iii) the payment terms of which have not been modified, extended or rewritten in any manner (except for extensions and modifications expressly permitted hereunder), (iv) has not otherwise been made non-assignable and (v) remains in full force and effect.
“Eligible Governmental Obligor” means any Receivable the Obligor of which is the United States, any State, territory, possession or commonwealth of the United States, or any agency, department or instrumentality of any of the foregoing.
“Eligible Receivable” means, as of any date of determination, a Receivable:
(a)(i) which represents all or part of the sales price of goods or services, sold by an Originator to the related Obligor in the ordinary course of such Originator’s business and sold or contributed to the Borrower pursuant to the Purchase and Contribution Agreement, (ii) for which all obligations of the related Originator in connection with which have been fully performed, (iii) no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or the Borrower, in whole or in part, as a bailee or consignee for another Person, (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) with payment terms of not more than 120 days from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no portion of any Receivable for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Receivable Pool Balance);
(a)for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;
(b)which is a Receivable for which an invoice therefore has been delivered to the related Obligor;
(c)which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced or represented by “instruments” or “chattel paper”, (iii) does not constitute, or arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC and (iv) is not payable in installments;

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(d)the Obligor of which (i) is not a Sanctioned Person, (ii) is not a Governmental Authority that is not an Eligible Governmental Obligor, (iii) is not a natural Person acting in its individual capacity and (iv) is not subject to an Event of Bankruptcy that has occurred and is continuing;
(e)the Obligor of which has a principal place of business and has provided the Servicer with a billing address, in each case, located in the United States of America;
(f)the aggregate Unpaid Balance of Defaulted Receivables and Delinquent Receivables included in the Receivables Pool of the Obligor of such Receivable is not more than 50% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;
(g)which (i) is not a Defaulted Receivable or a Delinquent Receivable and (ii) has not been cancelled;
(h)[Reserved];
(i)with regard to which the warranties of the Borrower in Section 6.01(aa) are true and correct;
(j)the pledge, sale or contribution of which pursuant to the Purchase and Contribution Agreement and this Agreement does not (i) violate, contravene or conflict with any law, the related Contract or any other applicable contracts or other restrictions or (ii) require the consent or approval of, or a license or consent from, the related Obligor, any Governmental Authority or any other Person;
(k)which is denominated and payable only in U.S. Dollars in the United States to a Collection Account or a Lock-Box that is subject to an enforceable Collection Account Control Agreement;
(l)which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor to pay such Receivable enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law), (ii) is not subject to any dispute, offset, credit, reduction, netting, litigation, counterclaim or defense whatsoever (including defenses arising out of violations of usury laws) other than the potential discharge in a bankruptcy of the related Obligor; and (iii) is not subject to any Adverse Claim;
(m)the payment or transfer of which is not subject to withholding taxes;
(n)the Obligor of which does not have any defenses arising out of the failure to effect the sale of such Receivable to the Borrower under the local laws applicable to such Obligor or the related Contract;
(o)the sale or contribution of which does not trigger any stamp duty or similar transfer taxes;
(p)which together with the Contract and Related Security related thereto, does not (i) require the consent of the related Obligor in order for the related Originator or its assigns to sell, assign, transfer, pledge or hypothecate such Receivable or any Related Security with respect thereto or (ii) contravene any Applicable Law applicable thereto (including Applicable Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting,

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equal credit opportunity, fair debt collection practices and privacy) in any respect which would, individually or in the aggregate, have a Material Adverse Effect on the value, validity, collectability or enforceability of the related Receivable or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and with respect to which the origination thereof did not violate any such Applicable Law in any material respect;
(q)which together with the Related Security with respect thereto (i) was originated by the applicable Originator in the ordinary course of its business and (ii) satisfies all applicable requirements of the Credit and Collection Policy;
(r)which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;
(s)with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Contribution Agreement have been duly obtained, effected or given and are in full force and effect;
(t)as to which the Administrative Agent has not notified the Borrower that the Administrative Agent has determined, in its judgment, that such Receivable (or class of Receivables) or Obligor of such Receivable is not acceptable for funding hereunder;
(u)the purchase of which is a “current transaction” within Section 3(a)(3) of the Securities Act;
(v)which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;
(w)the purchase of which by the Borrower under the Purchase and Contribution Agreement, does not and the transactions contemplated hereby do not, constitute a Security;
(x)all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Purchase and Contribution Agreement, and the Borrower has good and marketable title thereto free and clear of any Adverse Claim;
(y)which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(z)which is not supported by any actual or inchoate mechanics, suppliers, materialmen, laborers, employees or repairmen liens or other rights to file or assert any of the foregoing;
(aa)which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

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(ab)which is neither (i) a Supplier Receivable nor (ii) an Affiliate Receivable; and
(ac)which arises solely in connection with the sale of grills and related products.
“Eligible Receivable Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of Pool Receivables that are Eligible Receivables determined at such time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event” means (a) any Reportable Event with respect to a Pension Plan; (b) the failure of any Traeger Party or any Commonly Controlled Entity to timely make a required contribution with respect to any Pension Plan or any Multiemployer Plan; (c) the imposition of an Adverse Claim under Section 430 of the Code or Section 303 of ERISA with respect to any Pension Plan; (d) the failure of any Traeger Party or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Pension Plan or the filing of an application for a funding waiver with respect to any Pension Plan; (e) the incurrence by any Traeger Party or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Pension Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Pension Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Pension Plan under Section 4042, or (B) the institution by the PBGC of proceedings to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, or receipt by the a Traeger Party or Commonly Controlled Entity of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by PBGC; (g) the incurrence by any Traeger Party or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title IV of ERISA from any Multiemployer Plan; (h) the receipt by any Traeger Party or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by any Traeger Party or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by any Traeger Party or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; or (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Pension Plan.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, administration, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, administrator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or

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(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Excess Government Receivables Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool the Obligor of which is a Governmental Authority at such time, exceeds (b) the product of (x) 6.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Obligor Concentration Amount” means, at any time, the aggregate of the amounts determined for each Obligor by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool that are owed by such Obligor or an Affiliate of such Obligor at such time, exceeds (b) the Concentration Limit for such Obligor at such time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Sections 4.03(f), (g) or (j) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.
“Exiting Group” has the meaning specified in Section 2.02(g).
“Facility Limit” means $100,000,000, as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to:
(a)    the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or
(b)    if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the date that (i) is one hundred eighty (180) days following the Scheduled Termination Date or (ii) such earlier date on which the Loans become due and payable pursuant to Section 9.01.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of June 29, 2021, among TGP Holdings III LLC, as lead borrower, Traeger, as revolving loan co-borrower, TGPX Holdings II LLC, as holdings, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.
“Fiscal Month” means each calendar month.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent, (ii) for MUFG, MUFG as a Committed Lender and as a Group Agent and (iii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group A Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or, if such Obligor does not have a short-term rating from Moody’s, a rating of “A1” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) (x) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings or (y) is not rated by one of Standard & Poor’s and Moody’s, then such Obligor shall be deemed to be a Group A Obligor if it maintains the required rating set forth above by one of Standard & Poor’s and Moody’s. Notwithstanding the foregoing, any Obligor that is a Subsidiary or an Affiliate of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of the Excess Obligor Concentration Amount for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, “Group C Obligor”, or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group B Obligor, a Group C Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor and that has a short-term rating of at least: (a) “A-2” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baal” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent

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or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) (x) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings or (y) is not rated by one of Standard & Poor’s and Moody’s, then such Obligor shall be deemed to be a Group B Obligor if it maintains the required rating set forth above by one of Standard & Poor’s and Moody’s. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of the Excess Obligor Concentration Amount for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group C Obligor”, or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group C Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) that is not a Group A Obligor or a Group B Obligor and that has a short-term rating of at least: (a) “A-3” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-”or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s or, if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa3” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) (x) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower of the two ratings or (y) is not rated by one of Standard & Poor’s and Moody’s, then such Obligor shall be deemed to be a Group C Obligor if it maintains the required rating set forth above by one of Standard & Poor’s and Moody’s. Notwithstanding the foregoing, any Obligor that is a Subsidiary or Affiliate of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of the Excess Obligor Concentration Amount for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group D Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group D Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor. Any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is rated by neither Moody’s nor Standard & Poor’s shall be a Group D Obligor.
“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” has the meaning set forth in Section 7.03(c).
“Insolvency” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Intended Tax Treatment” has the meaning set forth in Section 13.14.
“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).
“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):
(a)    if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate; or
(b)    if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including, without limitation, if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), then Adjusted LIBOR, provided, however, that the Interest Rate applicable to any LIBOR Loan that is not advanced on a Monthly Settlement Date shall be the Base Rate for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date;
provided, however, that the “Interest Rate” for each Loan and any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Interim Report” means any Daily Report or Weekly Report.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

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“Lenders” means the Conduit Lenders and the Committed Lenders.
“LIBOR Loan” means a Loan accruing Interest at Adjusted LIBOR.
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.
“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.
“Liquidity Shortfall” shall exist and be continuing at any time that the sum of the following does not equal or exceed $42,500,000: (a) cash of the Parent or any of its Subsidiaries that is then in the deposit accounts of the Parent or any of such Subsidiaries (excluding any amounts then on deposit in any Collection Account except, at any time that the Administrative Agent is exercising exclusive control and dominion over the Collection Accounts, to the extent that such amounts on deposit therein exceed the aggregate amount expected to be paid pursuant to clauses (i) through (iv) of Section 3.01(a) on the next Settlement Date (as reasonably estimated by the Administrative Agent)), plus (b) the amount (if any) then available to be borrowed by Traeger in cash pursuant to the First Lien Credit Agreement to the extent that all conditions precedent to such borrowing (including any requirement to pledge or post collateral, to satisfy borrowing base requirements, to ensure that Traeger and its Affiliates are in compliance with all relevant financial covenants before and after giving effect to such borrowing and that no event of default or unmatured event of default exists or would result from such borrowing) are then satisfied, other than any requirement that Traeger deliver a borrowing request or any similar and customary notice or certification required to initiate such a borrowing, plus (c) so long as all of the conditions to funding a Loan pursuant to this Agreement are then satisfied, the excess, if any, of (i) the lesser of (x) the Borrowing Base at such time and (y) the Facility Limit at such time, over (ii) Aggregate Capital at such time.
“Loan” means any loan made by a Lender pursuant to Section 2.02.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Collection Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate initial Unpaid Balance of all Receivables originated by each Originator during the immediately preceding four (4) Fiscal

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Months then most recently ended and (b) the denominator of which is the Eligible Receivable Pool Balance as of such Cut-Off Date.
“Loss Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Pool Receivables as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original due date for such Pool Receivable, plus (without duplication) (ii) any Losses (net of recoveries) incurred in the most recently ended Fiscal Month, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables generated by the Originators during the Fiscal Month five (5) months prior to the Fiscal Month ending on such Cut-Off Date; provided, however that, (x) with respect to the Monthly Report delivered in connection with the January 2022 Fiscal Month, no Subject Receivable for which payment has been received prior to the delivery of such Monthly Report shall be used in the calculation of “Loss Ratio” and (y) for any Monthly Report delivered for the August 2022 Fiscal Month and any Fiscal Month thereafter, no Subject Direct Import Receivables shall be used in the calculation of “Loss Ratio” for any Fiscal Month from and including December 2021 to and including August 2022 (but, for the avoidance of doubt, shall be used in the calculation of “Loss Ratio” for any other Fiscal Month).
“Loss Reserve Floor Percentage” means, at any time of determination, the largest of: (a) the largest Obligor Percentage of the Group A Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group B Obligors, (c) the sum of the three (3) largest Obligor Percentages of the Group C Obligors and (d) the sum of the five (5) largest Obligor Percentages of the Group D Obligors; provided, that for purposes of determining the Loss Reserve Floor Percentage, the Obligor Percentage of any Special Obligors shall not exceed the Specified Concentration Percentage that would be applicable to such Special Obligor as determined pursuant to clause (a) of the defined term Specified Concentration Percentage and without regard to its Special Concentration Percentage. By way of example, if a Special Obligor is a Group D Obligor and has a Special Concentration Percentage of 30.00%, then the Obligor Percentage included in the calculation of the Loss Reserve Floor Percentage with respect to such Special Obligor shall not exceed 4.00%.
“Losses” means the Unpaid Balance of any Pool Receivables that have been, or should have been, written-off as uncollectible by the Servicer or any Originator in accordance with the Credit and Collection Policies.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders in all Groups).
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:
(a)    (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document or (ii) if a particular Person is not specified, the ability of (x) the Borrower (individually) or (y) the Traeger Parties to perform their obligations under this Agreement or any other Transaction Document (in the aggregate);
(b)    the value, validity, enforceability or collectability of the Pool Receivables, the Related Security with respect thereto;

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(c)    (i) the status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral or (ii) the validity or enforceability against any Traeger Party of any Transaction Document; or
(d)    (i) if a particular Person is specified, the business, assets, liabilities, property, operations or financial condition of such Person or (ii) if a particular Person is not specified, the business, assets, liabilities, properties, operations or financial condition of the Traeger Parties (in the aggregate taken as a whole).
“Maximum Days Sales Outstanding” means, as of any day, the highest Days Sales Outstanding for any Fiscal Month observed over the preceding twelve Fiscal Months.
“Monthly Report” means a report, in substantially the form of Exhibit F.
“Monthly Reporting Date” means the 17th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Monthly Settlement Date” means, at any time that a Weekly Reporting Period is not then continuing, the second (2nd) Business Day after each Monthly Reporting Date.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Traeger Party or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Receivable Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of Pool Receivables that are Eligible Receivables determined at such time, minus (without duplication) the sum of (a) the aggregate Excess Obligor Concentration Amount at such time, plus (b) the Excess Government Receivables Concentration Amount at such time.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Obligor” means a Person obligated to make payments under a Contract with respect to a Receivable, including any guarantor thereof.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Unpaid Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Obligor Concentration Amount with respect to such Obligor and (b) the denominator of which is the aggregate Unpaid Balance of all Eligible Receivables at such time.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Organizational Documents” means with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.

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“Originator” means each Person that is a party to the Purchase and Contribution Agreement as an “Originator” thereunder.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes arising from any payment made hereunder or from the execution, performance, delivery, registration or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” means Traeger.
“Parent Group” has the meaning set forth in Section 7.03(c).
“Participant” has the meaning set forth in Section 13.03(e).
“Participant Register” has the meaning set forth in Section 13.03(f).
“Party” means any Person who is a party to this Agreement.
“PATRIOT Act” has the meaning set forth in Section 13.15.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and with respect to which any Traeger Party or Commonly Controlled Entity has any liability, contingent or otherwise.
“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by such Lender at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.
“Performance Guarantor” means Traeger Pellet Grills Holdings LLC.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

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“Permitted Adverse Claims” means (a) liens created or arising in favor of the Administrative Agent for the benefit of the Credit Parties pursuant to the Transaction Documents; (b) any inchoate liens for current taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings and (c) mechanics’, workers’, materialmen’s or other like liens arising in the ordinary course of the Originator’s business with respect to obligations which are not due and payable.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Prime Rate” means, with respect to any Group, the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent, the Related Committed Lender or their Affiliates as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent, the related Committed Lender or their Affiliates based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“Purchase and Contribution Agreement” means the Purchase and Contribution Agreement, dated as of the Closing Date, among the Originators and the Borrower.
“Purchase and Contribution Termination Event” has the meaning set forth in the Purchase and Contribution Agreement.

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“Rating Agency” means each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Contribution Agreement and which are then owned by the Borrower.
“Register” has the meaning set forth in Section 13.03(c).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.
“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Contribution Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all books and records of the Borrower and each Originator to the extent related to any of the foregoing,

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(f)    all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
(g)    all of the Borrower’s rights, interests and claims under the Purchase and Contribution Agreement and the other Transaction Documents; and
(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 3.01(a).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. § 4043.
“Representatives” has the meaning set forth in Section 13.06(c).
“Required Capital Amount” means $20,000,000.
“Required Reserves” means, for any day, (i) the sum of (a) the greater of (I) the sum of the Loss Reserve Floor Percentage and the Dilution Reserve Floor Percentage and (II) the sum of the Dynamic Loss Reserve Percentage and the Dynamic Dilution Reserve Percentage, plus (b) the sum of the Yield Reserve Percentage and the Servicing Fee Reserve Percentage, multiplied by (ii) the Adjusted Net Receivable Pool Balance as of such date.
“Responsible Officer” means, with respect to any Person, the general counsel or any executive officer of such Person and any other officer of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and the other Transaction Documents.
“Restricted Payments” has the meaning set forth in Section 7.01(r).
“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Unpaid Balance of the related Receivables.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury

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(“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, (b) by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the French Republic or the Government of Japan or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.
“Scheduled Termination Date” means June 29, 2024, as such date may be extended from time to time pursuant to Section 2.02(g).
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Security” is defined in Section 2(a)(1) of the Securities Act.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 12.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 12.02(a).
“Servicing Fee” means the fee referred to in Section 8.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 8.06(a) of this Agreement.
“Servicing Fee Reserve Percentage” means, as of any date of determination, an amount equal to:
(SF x SFR) x (MDSO/360)
where
SF        =    stress factor of 1.5;
SFR        =    the Servicing Fee Rate; and
MDSO    =    the Maximum Days Sales Outstanding on such day.

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“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“Settlement Period” means:
(a)    the period from the Closing Date to the end of the next calendar month thereafter; and
(b)    thereafter, each subsequent calendar month;
provided, that the last Settlement Period shall end on the Final Payout Date.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Special Obligor” has the meaning set forth in the defined term Specified Concentration Percentage.
“Special Concentration Percentage” has the meaning set forth in the defined term Specified Concentration Percentage.
“Specified Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 20.00%, (ii) for any Group B Obligor, 15.00%, (iii) for any Group C Obligor, 7.50% and (iv) for any Group D Obligor, 4.00%, and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor (the applicable “Special Concentration Percentage”); provided, however, that the Administrative Agent may (or, at the direction of any Group Agent shall), upon not less than five (5) Business Days’ notice to the Borrower (x) cancel the Special Concentration Percentage with respect to any or all Special Obligors, in which case the Specified Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above or (y) reduce the Special Concentration Percentage with respect to any or all Special Obligors to a percentage not less than the Specified Concentration Percentage for such Special Obligor(s) as determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Percentage shall apply to both such

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Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

Special Obligor	Special Concentration Percentage
Ace Hardware Corporation	30.00%
The Home Depot, Inc.	30.00%

“Stress Factor” means 2.25.
“Subordinated Note” has the meaning set forth in the Purchase and Contribution Agreement.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).
“Subject Direct Import Receivable” means any Receivable, the Obligor or which is The Home Depot, Inc. (or any Subsidiary or Affiliate thereof) that relates to goods shipped directly to the Obligor from a manufacturer outside of the United States of America.
“Subject Receivable” means any Receivable for which the related Obligor is The Home Depot, Inc. or any Subsidiary or Affiliate thereof, which Receivable was an outstanding Delinquent Receivable during the January 2022 Fiscal Month.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, or (b) by one or more Subsidiaries of such Person.
“Supplier Receivable” means any Pool Receivable the Obligor of which is a material supplier to any Originator or any of its respective Affiliates or an Affiliate of any such material supplier.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties or additions to tax with respect thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

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“Threshold Amount” has the meaning assigned thereto in the First Lien Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendment, modification or termination thereof.
“Traeger” has the meaning set forth in the preamble to this Agreement.
“Traeger Party” means Traeger, the Borrower, the Servicer, each Originator and the Performance Guarantor.
“Transaction Documents” means this Agreement, the Purchase and Contribution Agreement, the Collection Account Control Agreements, the Fee Letter, the Performance Guaranty, each Subordinated Note and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Borrower, any Originator, the Servicer or the Receivables.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.
“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Weekly Report” means a report, in substantially the form of Exhibit J.
“Weekly Reporting Date” means the second Business Day of each calendar week.
“Weekly Reporting Period” means (i) the period (a) beginning on the first Business Day of the first calendar week beginning in July of each calendar year and (b) ending on the last Business Day of the first calendar week ending in October of each calendar year and (ii) any other period (a) beginning on the first Business Day of the calendar week in which a Liquidity Shortfall exists and (b) ending on the last Business Day of the calendar week in which a Monthly Report or Interim Report is delivered showing that a Liquidity Shortfall does not exist.

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“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by any Traeger Party or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Yield Reserve Percentage” means at any time of determination:
1.50 x MDSO x BR
        360
where:
BR    =    the Base Rate at such time; and
MDSO    =    the Maximum Days Sales Outstanding on such day.
(a) Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
SECTION 2.

TERMS OF THE LOANS
(b) Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the

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Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with its respective Commitments, severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:
(i)the Aggregate Capital would exceed the Facility Limit at such time;
(ii)the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;
(iii)if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or
(iv)the Aggregate Capital would exceed the Borrowing Base at such time.
(c) Making Loans; Repayment of Loans.
(i)Each Loan hereunder shall be made on at least three (3) Business Days’ prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 2:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).
(ii)On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.
(iii)Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).
(iv)The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 3.01(a) and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its sole discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $500,000 and shall be an integral multiple of $100,000; provided,

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however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date.
(v)The Borrower may, at any time upon at least ten (10) Business Days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $1,000,000 or integral multiples of $100,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $30,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
(vi)In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Aggregate Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
(vii)Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date (or such smaller number of days as may be approved by the Administrative Agent in its sole discretion). The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days (or at such smaller number of days as may be approved by the Administrative Agent in its sole discretion) prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.

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(d) Interest and Fees.
(i)On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Group Agent, each Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (such fee letter agreements, each as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).
(ii)Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.
(e) Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 13.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
SECTION 3.

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
(f) Settlement Procedures.
(viii)Collections. The Servicer shall set aside and hold in trust as property of the Borrower for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied with respect thereto, the Servicer may release to the Borrower (for its own account) from such Collections the amount it determines in its sole discretion (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
(i)first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);
(ii)second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments), plus, if applicable, the amount of any such

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Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
(iii)third, as set forth in clauses (x), (y) and/or (z) below, as applicable:
(x)    prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date: to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);
(y)    on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; and
(z)    prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Lenders in payment of all or any portion of the Aggregate Capital at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
(iv)fourth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
(v)fifth, the balance, if any, to be paid to the Borrower for its own account.
(iii)All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) hereunder shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.
(iv)If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such

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Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.
(v)For the purposes of this Section 3.01:
(vi)if on any day the Unpaid Balance of any Pool Receivable is (A) reduced as a result of any defective or rejected goods or services, any discount, dispute, refunds, netting, rebates or any adjustment or otherwise by any Traeger Party or any Affiliate thereof (other than cash Collections on account of the Receivables) or (B) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or any netting by any Person (any such reduction or adjustment, a “Reduction”), the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall within two (2) Business Days pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such Reduction occurs prior to the Termination Date and no Event of Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such Reduction and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time and (y) if such Reduction occurs on or after the Termination Date or at any time when an Event of Default has occurred and is continuing, the sum of all Deemed Collections with respect to such Reduction;
(vii)if (A) any of the representations or warranties in Section 6.01 is not true with respect to any Pool Receivable at the time made or deemed made or (B) any Receivable included in any Monthly Report or Interim Report as an Eligible Receivable or in any calculation of Net Receivable Pool Balance as an Eligible Receivable fails to be an Eligible Receivable at the time of such inclusion, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall within two (2) Business Days pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and no Event of Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such breach and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Default has occurred and is continuing, the sum of all Deemed Collections with respect to such breach (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii) are hereinafter sometimes referred to as “Deemed Collections”);
(viii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(ix)if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for

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such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(a) Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
(ix)Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.
(x)All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
SECTION 4.

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
(g) Increased Costs.
(xi)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
(ii)subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is provided under Section 4.03, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such

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Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(i)Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or related Program Support Agreement, (C) the Loans made by such Affected Person or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(ii)Adoption of Changes in Law. The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Borrower under this Section 4.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 4.01, without regard to whether such effective date has occurred.
(iii)Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
(iv)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.
(h) Funding Losses.
(xii)The Borrower will pay each Lender all Breakage Fees.
(xiii)A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

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(i) Taxes.
(i)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower, Servicer, Administrative Agent or Group Agent) requires the deduction or withholding of any Tax from any such payment to an Affected Person, then the Borrower, Servicer, Administrative Agent or Group Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(ii)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent (or, as applicable, the applicable Affected Person) for the payment of, any Other Taxes.
(iii)Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) Taxes that arise because a Loan is not treated consistently with the Intended Tax Treatment, except as otherwise required by Applicable Law. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(iv)Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or its Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 13.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its

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Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(v)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(vi)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(f)(ii)(A), 4.03(f)(ii)(B) and 4.03(g)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing:
(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this agreement, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:
a.in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable,

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establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.executed originals of Internal Revenue Service Form W-8ECI;
c.in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in form and substance reasonably acceptable to the Borrower, to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
d.to the extent such Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(1)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this agreement, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(vi)Documentation Required by FATCA and other reporting regimes.
(ii)Subject to Section 4.03(g)(iii) below, each Lender shall, within ten Business Days of a reasonable request by the Borrower: (a) confirm whether it is: (A) entitled to receive payments under the Transaction Documents free from any deduction or withholding required by FATCA (including any deduction or withholding resulting from the failure to comply with the applicable FATCA reporting requirements, including those contained in Section 1471(b) or 1472(b) of the Code) (a “FATCA Exempt Party”); or (B) not a FATCA Exempt Party; (b) supply to the Borrower such forms, documentation and other information relating to its status under FATCA as prescribed under Applicable Law

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(including as prescribed by Section 1471(b)(3)(C)(i) of the Code) or reasonably requested by the Borrower for the purposes of complying with FATCA or determining the amount, if any, to deduct and withhold from a payment made under the Transaction Documents; and (c) supply such forms, documentation and other information relating to its status as reasonably requested for the purposes of the Borrower’s compliance with any other law, regulation, or exchange of information regime relating to FATCA.
(iii)If a Lender confirms pursuant to Section 4.03(g)(i)(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, it shall promptly notify the Borrower.
(iv)If a Lender fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Section 4.03(g)(i)(a) or (b) above, then it shall be treated for the purposes of the Transaction Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as it provides the requested confirmation, forms, documentation or other information.
(xiv)Treatment of Certain Refunds. If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Borrower and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Lender, shall repay the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(xv)Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
(xvi)Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 4.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(j) Inability to Determine Adjusted LIBOR; Change in Legality.
(vii)If any Group Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the

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relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or (iii) Adjusted LIBOR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Group Agent) of maintaining any Portion of Capital during such Interest Period, such Group Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at Adjusted LIBOR unless and until such Group Agent shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at Adjusted LIBOR, such Interest Rate shall automatically and immediately be converted to the Base Rate.
(viii)If on any day any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to Adjusted LIBOR, such Group Agent shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to Adjusted LIBOR and (ii) the Interest Rate for any outstanding portions of Capital then funded at Adjusted LIBOR shall automatically and immediately be converted to the Base Rate.
(k) Security Interest.
(xvii)As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower undertakes to grant and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Contribution Agreement, (vi) all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC), (vii) all other personal and fixture property or assets of the Borrower of every kind and nature and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(xviii)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC and all other Applicable Law. The Borrower hereby authorizes the Administrative Agent to file financing statements and any other applicable filings in any applicable jurisdiction describing as the collateral covered thereby as

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“all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
(xix)Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.
(l) Successor Adjusted LIBOR.
(v)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment, which has been consented to by the Borrower, to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Group Agents.
Any such amendment with respect to an Early Opt-in Election will become effective on the date that Majority Group Agents have delivered to the Administrative Agent written notice that the Majority Group Agents accept such amendment. No replacement of Adjusted LIBOR with a Benchmark Replacement pursuant to this Section 4.06 will occur prior to the applicable Benchmark Transition Start Date.
(vi)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(vii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 4.06 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.06.

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(viii)Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Loan bearing interest by reference to Adjusted LIBOR that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate with respect to such Loan, and such Loan shall bear interest by reference to the Base Rate (rather than by reference to Adjusted LIBOR), and (ii) all outstanding Loans bearing interest by reference to Adjusted LIBOR shall automatically be converted to bear interest by reference to the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan bearing interest by reference to Adjusted LIBOR).
SECTION 5.

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS
(m) Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.
(n) Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(xx)the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
(xxi)the Servicer shall have delivered to the Administrative Agent and each Group Agent all Monthly Reports and Interim Reports required to be delivered hereunder;
(xxii)the conditions precedent to such Credit Extension specified in Section 2.01(i) through (iv), shall be satisfied; and
(xxiii)on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Credit Extension, or if such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and

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(iv)the Termination Date has not occurred.
(b) Conditions Precedent to All Releases and Restricted Payments. Each Release or Restricted Payment on or after the Closing Date shall be subject to the conditions precedent that:
(vii)after giving effect to such Release or Restricted Payment, the Servicer shall be holding in trust as property of the Borrower for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, accrued or to accrue (as reasonably estimated by the Servicer) through the first Settlement Date to occur after such Release or Restricted Payment and (y) the amount of all other accrued and unpaid Borrower Obligations then due and owing by the Borrower to the Credit Parties through the date of such Release or Restricted Payment;
(viii)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(v)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release or Restricted Payment, or if such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(vi)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Release or Restricted Payment;
(vii)no Borrowing Base Deficit exists or would exist after giving effect to such Release or Restricted Payment; and
(viii)the Termination Date has not occurred.
SECTION 6.

REPRESENTATIONS AND WARRANTIES
(o) Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date, on each day that a Credit Extension occurs and on each date that a Release occurs:
(xxiv)Organization and Good Standing. The Borrower is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its Organizational Documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(xxv)Due Qualification. The Borrower is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(xxvi)Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this

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Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(xxvii)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(xxviii)No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its Organizational Documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Adverse Claim) upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except, with respect to this clause (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect on the Borrower.
(xxix)Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivable or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations would reasonably be expected to have a Material Adverse Effect.
(xxx)Governmental Approvals. Except (i) for the filing of UCC financing statements as contemplated by Section 6.1 to occur on the date hereof and (ii) where the failure to obtain or make such authorization, consent, order, approval or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other

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Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
(xxxi)Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulation U of the Board of Governors of the Federal Reserve System).
(xxxii)Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.
(xxxiii)Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement, it being understood the formation of the Borrower was not such a change. The office and legal name of the Borrower is set forth on Schedule III hereto.
(xxxiv)Investment Company Act; Volcker Rule. The Borrower (i) is not an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(xxxv)No Material Adverse Effect. Since the date of formation of the Borrower, there has been no Material Adverse Effect with respect to the Borrower.
(xxxvi)Accuracy of Information. All Monthly Reports, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.
(xxxvii)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of (a) the Traeger Parties or any of their respective Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (b) the Traeger Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, and (c) the Traeger Parties has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or of any Sanctions.
(xxxviii)Proceeds. No proceeds received by any Traeger Party or any of their respective Subsidiaries or Affiliates in connection with any Loan will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(xxxix)Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Borrower that are designed to achieve compliance by the Borrower and its Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Borrower and its Affiliates, officers,

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employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(xl)Beneficial Ownership Rule. As of the Closing Date, the information included in the Certification from Exemption of Beneficial Owner(s) Information Collection is true and correct in all respects.
(xli)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(xlii)Perfection Representations.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Person and (B) will be free of all Adverse Claims (other than a Permitted Adverse Claim) in such Collateral.
(ii)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(iii)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim (other than a Permitted Adverse Claim) of any Person.
(iv)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law and all other requirements under the appropriate jurisdictions under Applicable Law have been complied with in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Contribution Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.
(v)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
(vi)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section

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6.01(s) shall be continuing and remain in full force and effect until the Final Payout Date.
(i)The Lock-Boxes and Collection Accounts.
(vii)Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(viii)Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim (other than a Permitted Adverse Claim).
(ix)Perfection of Collection Accounts. The Borrower has delivered to the Administrative Agent a fully executed Collection Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
(x)Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer have consented to the applicable Collection Account Bank complying with instructions of any Person other than the Borrower, the Servicer and the Administrative Agent. All Obligors have been instructed to make all payments in respect of the Pool Receivables to a Collection Account.
(xliii)Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
(xliv)Compliance with Law. The Borrower has complied in all material respects with all Applicable Laws to which it may be subject.
(xlv)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(xlvi)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivable Pool Balance as of any date is an Eligible Receivable as of such date.
(xlvii)Taxes. The Borrower has timely filed all federal and other material Tax returns (federal, state and local) required to be filed by it and paid, or caused to be paid, all federal and other material Taxes, assessments and other governmental charges, if any, other than any Taxes, assessments and other governmental charges which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(xlviii)Tax Status. The Borrower is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and

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is not subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code (with respect to allocations of income or payments or distributions to its beneficial owner). The Borrower is not subject to any Tax in any jurisdiction outside the United States.
(xlix)Quality of Title. The Borrower has acquired, for fair consideration and reasonably equivalent value, all of the right, title and interest of the applicable Originator in each Pool Receivable and the Related Rights with respect thereto. Each Pool Receivable and the Related Rights with respect thereto, is owned by the Borrower free and clear of any Adverse Claim (other than a Permitted Adverse Claim).
(l)Opinions. The facts regarding each Traeger Party, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
(p) Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date, on each day that a Credit Extension occurs and on each date that a Release occurs:
(i)Organization and Good Standing. The Servicer is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, with the power and authority under its Organizational Documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(ii)Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(iii)Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.
(iv)Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(v)No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the

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fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Adverse Claim) upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect on the Servicer.
(vi)Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents; or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations would reasonably be expected to have a Material Adverse Effect on the Servicer.
(vii)No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration would not reasonably be expected to have a Material Adverse Effect.
(viii)Compliance with Applicable Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all Applicable Laws in connection with servicing the Pool Receivables.
(ix)Accuracy of Information. All Monthly Reports, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.
(x)Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the Servicer’s address specified on Schedule III.

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(xi)Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
(xii)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivable Pool Balance as of any date is an Eligible Receivable as of such date.
(xiii)Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
(xiv)Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
(xv)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Contribution Agreement) is true and correct in all material respects as of the date when made.
(xvi)No Material Adverse Effect. Since June 30, 2020, there has been no Material Adverse Effect on the Servicer.
(xvii)Investment Company Act. The Servicer is not an “investment company,” registered or required to be registered under the Investment Company Act.
(xviii)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of (a) the Traeger Parties or any of their respective Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (b) the Traeger Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country, and (c) the Traeger Parties has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or of any Sanctions.
(xix)Proceeds. No proceeds received by any Traeger Party or any of their respective Subsidiaries or Affiliates in connection with any Loan will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(xx)Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of each of the Traeger Parties that are designed to achieve compliance by the Traeger Parties and their respective Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Traeger Parties and their respective Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(xxi)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral

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communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(xxii)Financial Condition. The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of December 31, 2019 and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP (except as otherwise disclosed in such balance sheet and statement).
(xxiii)ERISA. No ERISA Event has occurred during the prior five years, except to the extent that any such ERISA Event, alone or with any other such ERISA Events, could not reasonably be expected to result in a Material Adverse Effect.
(xxiv)Taxes. The Servicer has timely filed all federal and other material Tax returns required to be filed by it and paid, or caused to be paid, all federal and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(xxv)Opinions. The facts regarding each Traeger Party, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(li)Contractual Dilution Accrual.  The Servicer shall include in each Monthly Report and Interim Report delivered to Administrative Agent the Contractual Dilution Accrual for the then outstanding Pool Receivables as of the last day of the prior Fiscal Month. The Contractual Dilution Accrual shall be calculated by the Servicer in the ordinary course based on the amount thereof expected to occur with respect to the then outstanding Pool Receivables as reasonably determined by the Servicer and in accordance with the definitions of “Contractual Dilution Accrual”. Additionally, the Servicer shall deliver such other information and reports with respect to the Contractual Dilution Accrual, including a comparison of the Contractual Dilution Accrual to the actual Deemed Collection with respect thereto for each Fiscal Month, in form and substance reasonably satisfactory to the Administrative Agent.
(lii)Change in Contractual Dilution Accrual. The Servicer will not make any material change in the methodology used to calculate the Contractual Dilution Accrual without providing the Administrative Agent and each Group Agent 30 days’ prior written notice thereof.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

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SECTION 7.

COVENANTS
(q) Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:
(liii)Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.
(liv)Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.
(lv)Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
(i)Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.
(ii)Monthly Reports and Interim Reports. (A) As soon as available and in any event not later than each Monthly Reporting Date, an Monthly Report as of the most recently completed Fiscal Month, (B) at any time after the occurrence and during the continuance of a Weekly Reporting Period, as soon as available and in any event not later than each Weekly Reporting Date, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last day of the immediately preceding calendar week and (C) at any time on or after the Termination Date or at any time during the continuation of an Event of Default or when the Administrative Agent is otherwise exercising exclusive dominion and control under any Collection Account Control Agreement, on each Business Day, a Daily Report with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.
(iii)Other Information. Such other information (including non-financial information) regarding the Pool Receivables or the operations, assets, liabilities and financial condition of any Traeger Party as the Administrative Agent or any Group Agent may from time to time reasonably request.
(xxvi)Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events (x) with respect to clauses (i) through (ix) below, promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer or Financial Officer of the Servicer learning of the occurrence thereof and (y) with respect to clause (x) below, promptly upon (but in no event later than two (2) Business Days after), with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

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(iv)Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.
(v)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(vi)Litigation. To the extent permitted by Applicable Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Traeger Party, or, to the knowledge of a Financial Officer of any Traeger Party, affecting any Traeger Party, or any materially adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case with respect to any Person other than the Borrower, would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Transaction Document.
(vii)Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(viii)Name Changes. Any change in any Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements or similar filings.
(ix)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(x)ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
(xi)Termination Event. The occurrence of a Purchase and Contribution Termination Event under the Purchase and Contribution Agreement.
(xii)Material Adverse Effect. Any development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
(xiii)Liquidity Shortfall. The occurrence of a Liquidity Shortfall.
(lvi)Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain

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all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(lvii)Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(lviii)Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.
(lix)Payments on Receivables and Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each applicable Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables directly to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each applicable Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to both (i) segregate such Collections from other funds and (ii) promptly remit such Collections to a Collection Account. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and, at any time after the Applicable Date, promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account; provided, however, that in the event that any such payments on the Pool Receivables or other Collections are not remitted by an Obligor directly into a Collection Account or a Lock-Box, the Borrower (or the Servicer on its behalf) shall notify the applicable Obligor of such failure and shall take commercially reasonable action to ensure that future payments on Receivables owing by such Obligor are remitted by such Obligor directly to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Control Agreement. The Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days after receipt transfer such funds to the appropriate Person entitled to such funds. The Borrower will not, nor will it permit the Servicer, any Originator or any other Person, in each case, to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, however, that amounts held in trust by the Servicer pursuant to Section 3.01(a) may be commingled with other funds of the Servicer to the extent otherwise permitted hereunder; provided, however, that, in each case, that

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any such commingling shall not derogate from the Borrower’s indemnification obligations with respect to commingling pursuant to Section 12.01. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Collection Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box), in each case, with the prior written consent of the Administrative Agent. The Borrower shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(lx)Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than a Permitted Adverse Claim) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.
(lxi)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Unpaid Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract in all material respects.
(lxii)Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents. Promptly following any material change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.
(lxiii)Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) permit itself (x) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (y) to be directly owned by any Person other than with respect to the Borrower, an Originator or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law.
(lxiv)Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(lxv)Identifying of Records. The Borrower shall: (i) take all steps reasonably necessary to ensure that there shall be placed on each data processing report that it generates that is provided to a proposed purchaser or lender to evaluate the Receivables, a legend evidencing

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that the Pool Receivables have been transferred to the Borrower in accordance with the Purchase and Contribution Agreement and (ii) cause each Originator to do the same.
(lxvi)Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Collection Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
(lxvii)Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim (other than a Permitted Adverse Claim), in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Pool Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(lxviii)Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s Organizational Documents which requires the consent of the Independent Director.
(lxix)Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its Capital Stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(xiv)Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments

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(including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.
(xv)The Borrower may make Restricted Payments only out of the funds, if any, it receives for its own account pursuant to a Release made in accordance with all applicable terms of this Agreement or Section 3.01(a)(v) of this Agreement if both (x) such Restricted Payment is made (y) all conditions to such Restricted Payment set forth in Section 5.03 are satisfied with respect thereto.
(ix)Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit) or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.
(x)Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.
(xi)Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(xvi)The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(xvii)The Borrower shall at all times be organized under the laws of the State of Delaware unless the Administrative Agent and the Majority Group Agents have consented to a change of jurisdiction in writing (such consent to be provided or withheld in the sole discretion of such Person).
(xviii)The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in

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connection with such change or relocation), (y) the Administrative Agent and the Majority Group Agents have consented thereto in writing (such consent to be provided or withheld in the sole discretion of such Person) and (z) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, one or more opinions, in form and substance satisfactory to the Administrative Agent as to such matters as the Administrative Agent may request at such time.
(lxx)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower will ensure that policies and procedures are maintained and enforced by or on behalf of the Borrower to promote and achieve compliance, by the Borrower and each of its Affiliates, and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(lxxi)Beneficial Ownership Rule. Promptly following any change in the information included in the Certification from Exemption of Beneficial Owner(s) that would result in a change to the status as an exempt party identified in such Certification, or a change in the address of any beneficial owners or control party, the Borrower shall execute and deliver to the Administrative Agent an updated Certification of Beneficial Owner(s) or updated Certification from Exemption of Beneficial Owner(s).
(lxxii)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(lxxiii)Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.
(lxxiv)Taxes. The Borrower will (i) timely file all federal and other material Tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all federal and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(lxxv)Commingling. The Borrower (or the Servicer on their behalf) will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into any Collection Account other than Collections on Pool Receivables.
(lxxvi)Borrower’s Tax Status. The Borrower will remain a wholly-owned subsidiary of a U.S. Person and shall not permit itself to be subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code (with respect to allocations of income or payments or distributions to its beneficial owner). The Borrower will not take or permit any action to be taken that would cause the Borrower to be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes. The Borrower shall not take any action that would reasonably be expected to result in the Borrower becoming subject to Tax on a net basis in any jurisdiction outside the United States.
(lxxvii)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.  The Borrower will not request any Loan, and shall not permit its Affiliates or any of their respective directors, officers, employees or agents to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything

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else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(lxxviii)Evading and Avoiding. The Borrower will not engage in, or permit any of its Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Borrower in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(r) Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
(xxvii)Existence. The Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Delaware. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(xxviii)Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:
(i)Quarterly Financial Statements of Traeger. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Performance Guarantor, the Performance Guarantor’s unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Performance Guarantor as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Performance Guarantor and its consolidated Subsidiaries, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(ii)Annual Financial Statements of Traeger. Within 120 days after the end of each fiscal year of the Performance Guarantor, its audited consolidated balance sheet and related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing. Such financial statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied consistently (except as otherwise disclosed in such financial statements) throughout the periods reflected therein and with prior periods.
(iii)Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Performance Guarantor and in no event later than 120 days after the close of the Performance Guarantor’s fiscal year, in form and

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substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.
(iv)Monthly Reports and Interim Reports. The materials required to be provided by the Borrower pursuant to Section 7.01(c)(ii).
(v)Other Information. Such other information regarding the Pool Receivables or the operations, assets, liabilities and financial condition of any Traeger Party as the Administrative Agent or any Group Agent may from time to time reasonably request.
(vi)Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.
(lxxix)Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events (x) with respect to clauses (i) through (ix) below, promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer or Financial Officer of the Servicer learning of the occurrence thereof and (y) with respect to clause (x) below, promptly upon (but in no event later than two (2) Business Days after), with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(vii)Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
(viii)Representations and Warranties. The failure of any representation or warranty made or deemed made by the Servicer or any other Traeger Party under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(ix)Litigation. To the extent permitted by Applicable Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Traeger Party, or, to the knowledge of a Financial Officer of any Traeger Party, affecting any Traeger Party, or any materially adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case with respect to any Person other than the Borrower, would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Transaction Document.

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(x)Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(xi)Name Changes. Any change in any Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements or similar filings.
(xii)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(xiii)ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
(xiv)Termination Event. The occurrence of a Purchase and Contribution Termination Event under the Purchase and Contribution Agreement.
(xv)Material Adverse Effect. Promptly after the occurrence thereof, any development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
(xvi)Liquidity Shortfall. The occurrence of a Liquidity Shortfall.
(i)Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(ii)Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(iii)Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other

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Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.
(iv)Payments on Receivables and Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables directly to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to both (i) segregate such Collections from other funds and (ii) promptly remit such Collections to a Collection Account. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and, at any time after the Applicable Date, promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account; provided, however, that in the event that any such payments on the Pool Receivables or other Collections are not remitted by an Obligor directly into a Collection Account or a Lock-Box, the Servicer shall notify the applicable Obligor of such failure and shall take commercially reasonable action to ensure that future payments on Receivables owing by such Obligor are remitted by such Obligor directly to a Collection Account or a Lock-Box. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days after receipt transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, however, that amounts held in trust by the Servicer pursuant to Section 3.01(a) may be commingled with other funds of the Servicer to the extent otherwise permitted hereunder; provided, however, that, in each case, that any such commingling shall not derogate from the Servicer’s indemnification obligations with respect to commingling pursuant to Section 12.02. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Collection Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
(v)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Servicer will not alter the delinquency status or adjust the Unpaid Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(vi)Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the

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Administrative Agent and the Majority Group Agents. Promptly following any material change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.
(vii)Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(viii)Identifying of Records. The Servicer shall (i) take all steps reasonably necessary to ensure that there shall be placed on each data processing report that it generates that is provided to a proposed purchaser or lender to evaluate the Receivables, a legend evidencing that the Pool Receivables have been transferred to the Borrower in accordance with the Purchase and Contribution Agreement and (ii) cause each Originator to do the same.
(ix)Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Collection Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
(x)Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim (other than a Permitted Adverse Claim) in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(xi)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense,

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promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties' rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(xii)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(xiii)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Servicer will ensure that policies and procedures are maintained and enforced by or on behalf of each Traeger Party to promote and achieve compliance by the Traeger Parties and each of their Subsidiaries, Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(xiv)Taxes. The Servicer will timely file all federal and other material Tax returns required to be filed by it and pay, or cause to be paid, all federal and other material Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(xv)Commingling. The Servicer will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into any Collection Account other than Collections on Pool Receivables.
(xvi)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.  The Servicer will not request any Loan, and shall procure that its Affiliates or its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(xvii)Evading and Avoiding. The Servicer will not engage in, or permit any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Servicer or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

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(s) Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any other Traeger Party and their Affiliates. Therefore, the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Traeger Party and any other Person, and is not a division of any Traeger Party or any of its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Organizational Documents to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.
(b)No Other Business or Debt. The Borrower shall not engage, directly or indirectly, in any business other than the actions required or permitted to be performed under its Organizational Documents or the Transaction Documents. The Borrower shall not incur, create or assume any indebtedness except as expressly permitted under the Transaction Documents.
(c)Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization

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of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse. The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in the Borrower’s Organizational Documents, in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies such criteria for an Independent Director.
The Borrower’s Organizational Documents shall provide that, among other things: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
No Independent Director shall at any time serve as a trustee in bankruptcy for any Traeger Party or any of their respective Affiliates.
(d)Organizational Documents. The Borrower shall maintain its Organizational Documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 7.01 (q).
(e)Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its Organizational Documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
(f)Employees. The Borrower shall not have any employees.
(g)Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that the Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
(h)Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer

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(or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
(i)Operating Expenses. The Borrower shall pay its operating expenses and liabilities from its own assets.
(j)Stationery. The Borrower will use, to the extent used, separate stationery, invoices and checks.
(k)Books and Records. The Borrower’s books and records will be maintained separately from those of the other Traeger Parties and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.
(l)Disclosure of Transactions. All financial statements of the Traeger Parties or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the other Traeger Parties or any Affiliate thereof.
(m)Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the other Traeger Parties or any Affiliates thereof.
(n)Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with the Servicer, the Parent, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the Servicer, the Parent, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and the Borrower has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.
(o)Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with each of the other Traeger Parties and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor any other Traeger Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Each Traeger Party and their

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respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(p)Allocation of Overhead. To the extent that Borrower, on the one hand, and each of the other Traeger Parties or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.
SECTION 8.

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
(t) Appointment of the Servicer.
(lxxx)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to Traeger (in accordance with this Section 8.01) of the designation of a new Servicer, Traeger is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Traeger or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(lxxxi)Upon the designation of a successor Servicer as set forth in clause (a) above, Traeger agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Traeger shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(lxxxii)Traeger acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on Traeger’s agreement to act as Servicer hereunder. Accordingly, Traeger agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.
(lxxxiii)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the

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Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
(u) Duties of the Servicer.
(ii)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the original due date or invoice date of such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(iii)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Traeger or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Traeger or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(iv)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
(v) Collection Account. Prior to the Closing Date, the Borrower shall have entered into Collection Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default or a Liquidity Shortfall, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Collection Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of

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the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Collection Account Control Agreement. The Borrower and the Servicer hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower and the Servicer hereby further agrees to take any other action and to cause each Originator to take any other action, in each case, that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
(w) Enforcement Rights.
(q)At any time following the occurrence and during the continuation of an Event of Default:
(i)the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)notify the Collection Account Banks that no Traeger Party will any longer have any access to the Collection Accounts;
(v)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
(vi)the Administrative Agent may collect any amounts due from an Originator under the Purchase and Contribution Agreement or the Performance Guarantor under the Performance Guaranty.

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For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(lxxxiv)The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(lxxxv)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(x) Responsibilities of the Borrower.
(r)Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any Taxes, including any sales taxes, payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(s)Traeger hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Traeger shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Traeger conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Traeger its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01).
(y) Servicing Fee.

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(i)Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the average of the aggregate Unpaid Balance of the Pool Receivables on the first day of the Settlement Period and the last day of the Settlement Period. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a).
(ii)If the Servicer ceases to be Traeger or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
SECTION 9.

EVENTS OF DEFAULT
(z) Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(lxxxvi)(i) any Traeger Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under paragraph (c) or clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for fifteen (15) days, (ii) any Traeger Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within two (2) Business Days or (iii) Traeger shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;
(lxxxvii)any representation or warranty made or deemed made by any Traeger Party under this Agreement or any other Transaction Document (including in any report or certificate required to be delivered under any Transaction Document), shall prove to have been incorrect or untrue in any material respect when made or deemed made;
(lxxxviii)the Borrower or the Servicer shall fail to deliver a Monthly Report or Interim Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
(lxxxix)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to any portion of the Collateral, free and clear of any Adverse Claim other than Permitted Adverse Claims;
(xc)(i) any Traeger Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (ii) any Traeger Party shall make a general assignment for the benefit of creditors, (iii) any Traeger Party shall be subject to an Event of Bankruptcy or (iv) any Traeger Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(xci)the average of the Dilution Ratios for the three preceding Fiscal Months shall at any time exceed ~~18.00% (or, solely with respect to the three Fiscal Months preceding August 31, 2022, 19.00%)~~15.00%;

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(xcii)the Days Sales Outstanding shall at any time exceed 70 days (or, solely with respect to the three Fiscal Months preceding each of July 31, 2022, August 31, 2022, September 30, 2022 and October 31, 2022, 95 days);
(xciii)the average Delinquency Ratios for any three (3) consecutive Fiscal Months shall exceed 10.00% (or, solely with respect to the three Fiscal Months preceding each of July 31, 2022, August 31, 2022, September 30, 2022 and October 31, 2022, 20.00%);
(xciv)the average of the Loss Ratios for the three preceding Fiscal Months shall at any time exceed 5.00% (or, solely with respect to the three Fiscal Months preceding June 30, 2022, 6.00%);
(xcv)a Change in Control shall occur;
(xcvi)a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;
(xcvii)(i) Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Traeger Party, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least the Threshold Amount in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph) and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any lender thereunder, (iv) any such Debt (as referred to in clause (i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof or (v) any “Event of Default” (as defined in the Credit Agreement) shall occur under the Credit Agreement;
(xcviii)the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 7.03(c) of this Agreement;
(xcix)[Reserved];

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(c)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Traeger Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 or Section 3030(k) of ERISA with regard to any of the assets of any Traeger Party;
(ci)there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
(cii)either (i) a Purchase and Contribution Termination Event shall occur under the Purchase and Contribution Agreement, (ii) Receivables cease being sold or contributed by any Originator to the Borrower pursuant to the Purchase and Contribution Agreement or (iii) Traeger shall have notified the Borrower or the Administrative Agent in writing pursuant to Section 2.4(e) of the Purchase and Contribution Agreement that it has elected not to make further capital contributions of Receivables to the Borrower;
(ciii)the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
(civ)any provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Traeger Party (or any of their respective Affiliates) shall so state in writing;
(cv)the performance by any Traeger Party of any provision of this Agreement or any other Transaction Document shall conflict with or violate any Applicable Law; or
(cvi)(i) one or more judgments or decrees shall be entered against the Borrower by a court of competent jurisdiction or (ii) one or more judgments or decrees shall be entered against any Traeger Party or any Affiliate thereof by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of the Threshold Amount or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and any Traeger Party or such Affiliate satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree;
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.

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SECTION 10.

THE ADMINISTRATIVE AGENT
(aa) Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
(ab) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
(ac) Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
(ad) Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may

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be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
(ae) Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(af) Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
(ag) Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
(ah) Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Performance Guarantor, each Originator or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to

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provide any Credit Party with any information concerning the Borrower, the Performance Guarantor, any Originator or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
(ai) Successor Administrative Agent.
(cvii)The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
(cviii)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article X and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
(aj) Erroneous Payments.
(xii)If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(xiii)Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(A)in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B)such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).
(cix)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(cx)In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable

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Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(cxi)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or Servicer for the purpose of making such Erroneous Payment.
(cxii)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(cxiii)Each party’s obligations, agreements and waivers under this Section 4.06 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.
SECTION 11.

THE GROUP AGENTS
(ak) Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof, any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

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(al) Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
(am) Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
(an) Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
(ao) Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(ap) Notice of Events of Default. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of

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Default or Event of Default. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default or Event of Default as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XI), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
(aq) Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
(ar) Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
(as) Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.
SECTION 12.

INDEMNIFICATION
(at) Indemnification by the Borrower.
(cxiv)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and

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employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Borrower Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 4.03 (other than Taxes specifically enumerated below). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01), to the Borrower Indemnified Party any and all amounts necessary to indemnify the Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):
(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivable Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement or any of the other Transaction Documents (including in any report or certificate required to be delivered under any Transaction Document) shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;
(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

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(vii)any Taxes imposed upon the Borrower Indemnified Party relating to or with respect to any Pool Receivable or other Collateral, and any reasonable costs and expenses relating thereto or arising therefrom;
(viii)any failure of the Borrower to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(ix)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(x)the commingling of Collections of Pool Receivables at any time with other funds;
(xi)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;
(xii)any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xiii)any setoff with respect to any Pool Receivable;
(xiv)any claim brought by any Person other than the Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xv)[Reserved]
(xvi)any failure of an Collection Account Bank to comply with the terms of the applicable Collection Account Control Agreement, the termination by a Collection Account Bank of any Collection Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Collection Account Control Agreement;
(xvii)[Reserved];
(xviii)any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;
(xix)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xx)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, the Borrower Indemnified Party in connection with the Transaction Documents as a result of any action of any Traeger Party or any of their respective Affiliates;
(xxi)the use of proceeds of any Credit Extension; or

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(xxii)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
(i)Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower’s indemnification obligations in clauses (ii), (iii), (viii) and (xii) of this Article XII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.
(ii)If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless for any Borrower Indemnified Amount, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
(iii)Any indemnification or contribution under this Section shall survive the termination of this Agreement.
(au) Indemnification by the Servicer.
(cxv)The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Servicer Indemnified Party seeking indemnification and (ii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i) and (ii) above):
(i)any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Receivable Pool Balance but which is not an Eligible Receivable at such time;

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(ii)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement or any of the other Transaction Documents (including in any report or certificate required to be delivered under any Transaction Document) shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract;
(iv)the failure by any Pool Receivable or the related Contract to conform to any Applicable Law;
(v)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Servicer Indemnified Party in connection with the Transaction Documents as a result of any action of any Traeger Party or any of their respective Affiliates;
(vi)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(vii)any breach of the representations and warranties under Section 6.01(z) or the covenants under Section 7.01(bb);
(viii)any liability of the Borrower under Section 4.03; or
(ix)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
(xiv)If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to each Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.
(xv)Any indemnification or contribution under this Section shall survive the termination of this Agreement.

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SECTION 13.

MISCELLANEOUS
(av) Amendments, Etc.
(t)No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(i)change (directly or indirectly) the definitions of, Borrowing Base Deficit, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivable Pool Balance, Adjusted Net Receivables Pool Balance, Required Reserves or Stress Factor contained in this Agreement, or increase the then existing Specified Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;
(ii)reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;
(iii)change any Event of Default;
(iv)release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(v)release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(vi)change any of the provisions of this Section 13.01 or the definition of “Majority Group Agents”; or
(vii)change the order of priority in which Collections are applied pursuant to Section 3.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group.
(b) Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address, facsimile number or email address as shall be

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designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.
(c) Assignability.
(i)Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing), to any other Eligible Assignee. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 13.06(b).
(ii)Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that
(viii)except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default has occurred and is continuing);
(ix)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; and
(x)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).

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(i)Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.
(ii)Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.
(iii)Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that
(xi)such Committed Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and
(xii)such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(f) (it being understood that the documentation required under Section 4.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(i)Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any

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information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
(iii)Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 8.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(iv)Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
(v)Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
(aw) Costs and Expenses. In addition to the rights of indemnification granted under Section 12.01 hereof, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective

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Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
(ax) No Proceedings; Limitation on Payments.
(iv)Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of each Conduit Lender, not, prior to the date which is two (2) years and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of such Conduit Lender outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender to invoke, the process of any court or any other governmental authority for the purpose of (i) commencing, or sustaining, a case against such Conduit Lender under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Conduit Lender, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of such Conduit Lender.
(v)Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any insolvency proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.
(vi)Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes and Discretionary Advances (assuming such outstanding Notes and Discretionary Advances matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes and Discretionary Advances are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 13.05 shall survive any termination of this Agreement.
(ay) Confidentiality.
(v)Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to

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its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(vi)Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
(vii)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors,

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representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(viii)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, Representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such Tax treatment and Tax structure.
(az) GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
(ba) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(bb) Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 4.01, 4.02, 4.03, 10.04, 10.07, 11.04, 11.06, 12.01, 12.02, 13.04, 13.05, 13.06, 13.09, 13.11 and 13.13 shall survive any termination of this Agreement.
(bc) CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY

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ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(vii)EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 13.02. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(bd) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
(be) Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
(bf) Limitation of Liability.
(vi)No claim may be made by any Traeger Party against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any

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Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
(vii)The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
(bg) Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
(bh) USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Performance Guarantor, the Originators and the Servicer, which information includes the name, address, tax identification number and other information regarding the Borrower, the Performance Guarantor, the Originators and the Servicer that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Performance Guarantor, the Originators and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Rule.
(bi) Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
(bj) Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(bk) Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
(bl) Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRAEGER SPE LLC By: Name: Title:

TRAEGER PELLET GRILLS LLC, as the Servicer By: Name: Title:

S-1

MUFG BANK, LTD., as Administrative Agent By: Name: Title:

MUFG BANK, LTD., as Group Agent for the MUFG Group By: Name: Title:

MUFG BANK, LTD., as a Committed Lender By: Name: Title:
GOTHAM FUNDING CORPORATION, as a Conduit Lender By: Name: Title:

S-2

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]
[Group Agents]
Re:    Loan Request
Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of November 2, 2020 among TRAEGER SPE LLC (the “Borrower”), Traeger Pellet Grills LLC, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby requests a Loan in the amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)the Aggregate Capital will not exceed the Facility Limit; and
(v)the Termination Date has not occurred.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.
Very truly yours,

TRAEGER SPE LLC

By:
Name:
Title:

Exhibit A-2

EXHIBIT B
Form of Reduction Notice
[Letterhead of Borrower]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Reduction Notice

Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of November 2, 2020 among TRAEGER SPE LLC (the “Borrower”), Traeger Pellet Grills LLC, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 201_]. After giving effect to such prepayment, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment;
    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such prepayment; and
    (iv)    the Termination Date has not occurred.

    Exhibit B-1

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

TRAEGER SPE LLC

By:
Name:
     Title:

    Exhibit B-2

EXHIBIT C
[Form of Assignment and Acceptance Agreement]
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 13.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Lender under that certain Receivables Financing Agreement, dated as of November 2, 2020 among TRAEGER SPE LLC (the “Borrower”), Traeger Pellet Grills LLC, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
(Signature Pages Follow)

    Exhibit C-1

ASSIGNOR:     [_________]
By:
Name:
Title
ASSIGNEE:                         [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above
written:
MUFG BANK, LTD.,
as Administrative Agent

By:
Name:
Title:

TRAEGER SPE LLC,
as Borrower

By:
Name:
Title:

    Exhibit C-2

    Exhibit C-3

EXHIBIT D
[Reserved]

    Exhibit D-1

EXHIBIT E
Credit and Collection Policy

(Attached)
    Exhibit E-1

EXHIBIT F
Form of Monthly Report

(Attached)
    Exhibit F-1

EXHIBIT G
Form of Compliance Certificate

To: MUFG Bank, Ltd., as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of November 2, 2020 among TRAEGER SPE LLC (the “Borrower”), Traeger Pellet Grills LLC, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ________________of the Servicer.
2.    I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
4.    Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.
[5.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

    Exhibit G-1

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

[_________]

By:
Name:
Title:

    Exhibit G-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.    Schedule of Compliance as of     ___________________, 20__ with Section 7.02(b) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended: __________________.
B.    The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

    Exhibit G-3

EXHIBIT H
Closing Memorandum

(Omitted)
    Exhibit H-1

EXHIBIT I
Form of Daily Report
(Omitted)

    Exhibit I-1

EXHIBIT J
Form of Weekly Report
(Omitted)

    Exhibit J-1

SCHEDULE I
Commitments

Party	Capacity	Commitment
MUFG	Committed Lender	$100,000,000

    Schedule I-1

SCHEDULE II
Lock-Boxes, Collection Accounts and Collection Account Banks

Collection Account Bank	Collection Account Number	Associated Lock-Box (if any)
JP Morgan Chase	225212890	225212890

    Schedule II-1

SCHEDULE III
Notice Addresses

(A)    in the case of the Borrower, at the following address:
Traeger SPE LLC
1215 E. Wilmington Ave., Suite 200
Salt Lake City, UT 84106
Attn: Andrew Rust
Tel.: 801-701-7180, ext. 1535
Fax: 801-456-2253
Email: arust@traegergrills.com

(B)    in the case of the Servicer, at the following address:
Traeger Pellet Grills LLC
1215 E. Wilmington Ave., Suite 200
Salt Lake City, UT 84106
Attn: Andrew Rust
Tel.: 801-701-7180, ext. 1535
Fax: 801-456-2253
Email: arust@traegergrills.com

(C)    in the case of the Administrative Agent, at the following address:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020-1104
Attn: Securitized Products
Tel: 212-782-6957
Fax: 212-782-4471
Email: securitization_reporting@us.mufg.jp
(D)    in the case of the Conduit Lender, at the following address:
Gotham Funding Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Tel.: 212-295-2757
Fax: 212-302-8767
Attention: Kevin Corrigan
Email: kcorrigan@gssnyc.com

(E)    in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

    Schedule III-1

Exhibit B

Form of Monthly Report

[Omitted]
[Exhibit B]